UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BENEFIT STREET PARTNERS REALTY TRUST, INC.

(Name of Registrant as Specified in Its Charter)

 (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

MEETING ADJOURNED

PLEASE VOTE NOW!

Benefit Street Partners Realty Trust, Inc. Annual Meeting of Stockholders has been adjourned. Our records indicate that we have not yet received your vote in connection with this year’s annual meeting and ask that you place your vote today.

The Benefit Street Partners Realty Trust board of directors believes the charter amendments are in the best interest of stockholders. Last year, 82% of shareholders voted in favor of similar charter changes. Your vote is missing and your participation is needed. Please join your fellow shareholders and vote today!

Please note that proxy solicitation costs are borne by Benefit Street Partners Realty Trust stockholders.  These costs can be substantial.  Voting today will help us manage such costs and will avoid the need for our proxy solicitor, Broadridge, to initiate further calls or mailings to you. We urge you to vote as soon as possible in order to allow Benefit Street Partners Realty Trust to hold the meeting as scheduled.

Your vote matters and is important no matter how many shares you own. Please vote promptly and we thank you in advance for your vote! As soon as you vote, you will no longer be contacted by our proxy solicitor

Please choose one of the following quick and easy voting methods to cast your vote today.

•      Speak with a Proxy Voting Specialist Live – Please call Broadridge at 1-855-601-2252 to speak live with a proxy voting specialist who will take your vote over the phone. Proxy specialists are available Monday through Friday between 9:00 am and 10:00 pm Eastern.

OR

•      Use the Automated Line – If you have your control number available for reference and prefer to use an automated system available 24 hours each day, please dial 1-800-690-6903 and have the control number listed on the voting instructions form provided to you available for reference when using this touch-tone system.

Vote Online at www.proxyvote.com/BSPRT - Enter the control number on the voting instruction form provided and follow the prompts.
Vote by Mail - Complete, sign and date the enclosed proxy card and return it in the pre-paid envelope provided as soon as possble.